Exhibit 99.1

For Release on December 24, 2014

TOWN SPORTS INTERNATIONAL SIGNS DEAL TO SELL NEW YORK CITY PROPERTY

FOR $82 MILLION

NEW YORK, NY - December 24, 2013 - Town Sports International Holdings, Inc. (Nasdaq: CLUB), the owner and operator of New York Sports Clubs, is pleased to announce the entry into an agreement to sell its property located at 151 East 86th Street, New York to an affiliate of Stillman Development International, LLC for a price of $82 million, subject to certain adjustments. The transaction is subject to various closing conditions, and the parties expect the transaction to be completed on or about March 31, 2014.

In connection with the sale of the property, Town Sports International will continue to operate its NYSC health and fitness club at this location under a lease with the purchaser of the property. After a period of two years, the purchaser, upon prior notice, may exercise its right to terminate the lease in order to commence the demolition of the premises and a currently adjacent property, followed by the construction of a new high-rise multi-use property. The parties have agreed to enter into a new lease for a health and fitness club space to be located at the same location as the current fitness club following completion of development of the new high-rise building.

Bob Giardina, Chief Executive Officer of Town Sports International, commented: “We are pleased to announce this agreement to monetize our 151 East 86th Street location in New York that will generate substantial value for our stakeholders. We are also excited for the opportunity to replace our 35 year old club with a brand new club at this same location upon the completion of the construction of a luxury high-rise building.”

Forward-Looking Statements

Statements in this release that do not constitute historical facts, including, without limitation, statements relating to future expectations regarding the sale of the property described above and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the ability of the parties to satisfy closing conditions to the sale of the property described above, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual events or results may differ materially from anticipated events or results or outcomes discussed in any forward-looking statement.

About Town Sports International

New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 162 fitness clubs as of September 30, 2013, comprising 108 New York Sports Clubs, 29 Boston Sports Clubs, 16 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 507,000 members, including 42,000 members under its restricted student and teacher memberships as of September 30, 2013.

From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alerts” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York

Contact Information:

Investor Contact:

(212) 246-6700 extension 1650

Investor.relations@town-sports.com

or

ICR, Inc.

Joseph Teklits / Farah Soi

(203) 682-8390

farah.soi@icrinc.com

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